Gryphon Gold Reports on Drilling at Borealis, Nevada

March 1, 2006 - Denver, CO and Vancouver, BC.  Gryphon Gold Corporation (GGN: TSX) reports on the progress of its ongoing 100% owned Borealis Project, Nevada.  Deposit definition and exploration drilling has been underway at several of the previously identified deposits within the limits of the ‘brownfield’ area previously disturbed by mining activity. The Borealis gold project is located in the prolific Walker Lane Mineral Belt and is on the Bodie-Aurora-Borealis cross trend. The property is located 12 miles southwest of Hawthorne, Nevada, and hosts gold mineralization in volcanic rocks and previously produced 635,000 ounces of gold.

As of May 25, 2005 Gryphon Gold reported a Canadian NI 43-101 accredited gold resource for the Central Borealis zone consisting of 44.7 million tons of Measured and Indicated material containing 1.25 million ounces of gold with an average grade of 0.03 ounces per ton plus 34.8 million tons of Inferred containing 0.73 million ounces of gold with an average grade of 0.02 ounces per ton. Revised resource calculations, which will include drill sampling and assay results since May 25, 2005, are being incorporated into an updated resource estimate and a mining feasibility report scheduled for completion early in the second calendar quarter of 2006.  Definition drilling in the Central Borealis zone has been aimed at accumulating engineering data and expanding and defining known gold deposits, with work presently continuing in the Borealis Extension and Deep Ore Flats areas. Exploration drilling also continues around the Graben mineralized zone and the Middle Ridge targets.

Exploration Activities

Exploration drilling is focused in the Middle Ridge zone (an area along the Freedom Flats – Northeast Ridge structure) and the Graben zone near the Freedom Flats deposit.  A ground resistivity and Induced Polarization survey was completed across known mineralized structures and prospective areas both in the Graben zone and along the strike of the Freedom Flats – Northeast Ridge structure.  This survey identified several chargeability and resistivity anomalies along strike of the known deposits that are currently being evaluated.

The following tables are a summary of important drill hole assay results for the exploration program:

Area	Hole Number	Interval (ft)	Gold (opt)	Silver (opt)
Middle Ridge	GGCMR-01	a total of 145 ft from surface to 145 ft including 20 ft from 25 ft to 45 ft	0.021 opt Au and 0.03 opt Ag 0.040 opt Au and 0.03 opt Ag

Middle Ridge	GGCMR-11	a total of 135 ft from surface to 135 ft including 25 ft from 55 ft to 80 ft	0.026 opt Au and 0.09 opt Ag 0.032 opt Au and 0.02 opt Ag

Graben	GGCG-01	a total of 85 ft from 615 ft to 700 ft	0.069 opt Au and 0.30 opt Ag

Graben	GGcG-02	a total of 250 ft from 555 ft to 805 ft including 30 ft from 585 ft to 615 ft	0.175 opt Au and 0.10 opt Ag

Exploration work at Middle Ridge continues. Drilling has intercepted an extension of a mineralized structure more than 500 feet on strike to the northeast of the Gold View deposit.  No significant resources were previously reported in this area.

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Exploration drilling in the Graben is ongoing with results from GGCG-01 identifying an expanded zone containing gold mineralization that partially fills in the area between the Freedom Flats deposit and the Graben structure.  This hole is located about 1,000 feet from the center of Freedom Flats pit and 200 feet east of the main Graben gold mineralized zone.  The southern portion of the Graben mineralized zone had been defined by drilling completed by previous operators of the Borealis Project over a strike length of more than 1,400 feet. Hole GGCG-02 confirms the continuity of the Graben gold mineralization to the south and widens the zone about 200 feet beyond the previously measured width of 300 to 500 feet.  Within the mineralized intervals noted above, this hole encountered 5 feet of 0.259 opt gold at 605 feet and 5 feet of 0.399 opt gold at 760 feet.

Definition and Expansion of Previously Identified Gold Deposits

Definition drilling continues along the more than 13,000 foot strike length of the Freedom Flats – Northeast Ridge structure.  This phase of drilling was designed to both step out and fill-in around the known gold deposits on that structure so that updated resource models and mine planning can be completed. Additional environmental sampling and testing is underway in this phase of drilling to aid in waste characterization and better definition of the hydrogeologic setting around the deposits. The following table is a summary of important drill hole assay results form this hole drilling program:

Area	Hole Number	Interval (ft)	Gold (opt)	Silver (opt)
Northeast Ridge	GGCNER-08	a total of 120 ft from surface to 120 ft including 5 ft from 45 ft to 50 ft	0.024 opt Au and 0.31 opt Ag 0.130 opt Au and 1.81 opt Ag

East Ridge	GGCER-22	25 ft from surface to 25 ft and 30 ft from 45 ft to 75 ft	0.022 opt Au and 0.13 opt Ag 0.033 opt Au and 0.03 opt Ag

East Ridge	GGCER-23	a total of 70 ft from surface to 70 ft including 25 ft from 35 ft to 60 ft	0.021 opt Au and 0.02 opt Ag 0.038 opt Au and 0.02 opt Ag

East Ridge	GGC05ER-18	a total of 55 ft from 45 ft to 100 ft including 15 ft from 85 ft to 100 ft	0.019 opt Au and 0.04 opt Ag 0.031 opt Au and 0.06 opt Ag

Borealis Extension	GGCBE-12	a total of 110 ft from 205 ft to 315 ft including 15 ft from 230 ft to 245 ft	0.062 opt Au and 0.10 opt Ag 0.112 opt Au and 0.10 opt Ag

Borealis Extension	GGCBE-13	a total of 55 ft from 290 ft to 345 ft	0.055 opt Au

Freedom Flats	GGCFF-12	a total of 245 ft from 340 ft to 585 ft including 35 ft from 365 ft to 400 ft	0.054 opt Au and 0.44 opt Ag 0.189 opt Au and 0.44 opt Ag

Northeast Ridge drilling (GGCNER-08) has identified gold and silver mineralization to the west of the previously mined area.  Important silver assay values (ranging up to 1.81 opt Ag), are nominally higher than previously encountered in this same general area. Drilling at East Ridge, has both extended the areal extent of the known deposit to the south, and has demonstrated deeper mineralization below the previously active surface excavation. At the Borealis Extension zone, drilling intercepted an extension of thee previously identified zone of gold mineralization. Additional drilling is continuing in this area with the objective of further expanding the limits of the deposit. Drilling collared on the ramp inside the existing Freedom Flats pit limits encountered significant gold mineralization below the pit bottom on the projection of a structural zone

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Head Office: Suite 360-390 Union Blvd. - Lakewood, CO – 80228 - USA

Vancouver Office: 810-1130 W. Pender St. - Vancouver, BC – Canada - V6E A4A
Toll Free: 1.866.261.2229

extending from the nearby Borealis deposit.  Within the 35-foot length noted in the table, GGCFF-12 encountered two 5-foot intervals with assayed grades of 0.253 opt gold and 0.242 opt gold.

Reverse circulation drilling services are provided by international drilling contractors, Diversified Drilling LLC of Missoula, Montana and Eklund Drilling Company of Reno, Nevada. Drill bit size equaled 4 ½ inches in diameter and samples were collected at 5-foot intervals (1.5 meters). All drill samples were bagged and sealed at the drill site by drill contractor employees, placed in bins, and delivered to a secure storage.  American Assay Laboratories (AAL) in Sparks, Nevada picked up the sample bins from secure storage. AAL is ISO/IEC 17025 certified and has successfully completed Canadian proficiency testing (CCRMP). Drill cuttings were dried, crushed to –10 mesh, rotary split to 1,000 grams, pulverized to –150 mesh, split to 350 gram pulps, fire assayed for gold and silver using 1-assay ton fire assay with gravimetric finish. Strict QA/QC protocol was followed, including the insertion of standards and blanks on a regular basis in the assaying process.

The Company also reports that an additional 112 unpatented mining claims have been staked on land adjacent to existing Borealis Project claims.  The number of unpatented mining claims now totals 859 covering about 27 square miles.

The drilling, geophysics, assaying, claim staking and compilation of this news release were conducted under the general supervision of Dr. Roger C. Steininger, CPG 7417 a Qualified Person as defined in Canadian National Instrument 43-101.

Gryphon Gold is a Nevada corporation, which is in the business of acquiring and developing gold properties in the United States. Gryphon Gold's principal property is the Borealis Property located in the Walker Lane Gold Belt in Western Nevada.

For further information contact:

Allen Gordon, Chief Executive Officer or

Steve Craig, Vice President Exploration at 303-988-5777

www.gryphongold.com

This press release contains “forward-looking information” which may include, but is not limited to, statements with respect to our planned exploration program.  Such forward-looking statement reflects our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section titles “Risk Factors and Uncertainties” in our prospectus (available at www.sedar.com) and registration statement filed with the SEC (available at www.sec.gov).  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  We do not undertake to update forward-looking statements.

In this press release the Company uses the term “mineral resources” and its subcategories “measured”, “indicated” and “inferred” mineral resources. Investors are advised that while such terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, issuers must not make any disclosure of results of an economic evaluation that includes inferred mineral resources, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred mineral resource exists, or is economically or legally mineable.”

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Head Office: Suite 360-390 Union Blvd. - Lakewood, CO – 80228 - USA

Vancouver Office: 810-1130 W. Pender St. - Vancouver, BC – Canada - V6E A4A
Toll Free: 1.866.261.2229